Sept. 29, 2026

Contact:
Media Relations
newsroom@alaskaair.com

Alaska Airlines and Hawaiian Airlines unveil Aurora and Leihōkū –
elevating the premium travel experience from curb to cabin

The introduction of Premium Reserve, new Lounges and fleetwide upgrades will also bring guests more comfort, choice and distinctly Alaska and Hawaiian experiences
Aurora will elevate the lie-flat suite experience on Alaska’s 787 fleet and, for the first time, on select transcontinental routes on new Boeing 737-10 MAX aircraft, with dedicated check-in, an exclusive Seattle lounge and chef-led dining
The Leihōkū experience will be anchored by Hawaiian's enhanced Airbus A330 with redesigned lie-flat suites, dedicated check-in and Island-inspired cuisine; additional enhancements to the core guest experience include all-new A330 interiors from first row to last, and a new 13,000-square-foot lounge in Honolulu
Premium Reserve adds a new premium economy option across the 787 and A330 fleets and select 737-10 MAX aircraft, with more space, comfort and amenities on longer flights

SEATTLE – Alaska Air Group today unveiled its most significant investment in premium travel, introducing two distinct flagship experiences that reflect the identities of Alaska Airlines and Hawaiian Airlines. Aurora, inspired by roots across Alaska and the Pacific Northwest and a spirit of innovation, and Leihōkū, meaning "lei of stars" and inspired by early Polynesian navigation and wayfinding, will shape premium journeys from the airport to the aircraft.

As part of its broader core guest experience investments, the company is also introducing Premium Reserve – a new premium economy cabin that debuts in 2028 on Alaska's 787-9, 787-10 and select 737-10 MAX aircraft, and on Hawaiian’s A330 fleet, providing guests with more room, comfort and choice on longer flights.

“We believe premium is more than a seat. It’s how guests feel from the moment they book their trip to the moment they arrive at the airport to when they're in the air with us,” said Ben Minicucci, CEO of Alaska Air Group. “Aurora for Alaska and Leihōkū for Hawaiian bring that vision to life in ways that feel true to the Alaska and Hawaiian brands our guests love, while raising the standard for comfort, service, dining and care throughout the journey.”

Aurora Suites: The next evolution of international business class and select transcontinental first class flights on Alaska

As guests increasingly seek elevated experiences across every type of trip, Alaska is bringing 34 lie-flat Aurora Suites to all widebody 787 Dreamliner flights, and – for the first time in the carrier’s history – to select transcontinental flying in first class on the 737 in 2028. Overall, the updated 787-9 will feature about 46 percent premium seating, up from 38 percent today.

There will be 12 Aurora Suites on at least 25 737-10 MAX aircraft. These aircraft will also be painted in the same Aurora livery design as the current 787 Dreamliners. Inspired by the northern lights, the Aurora livery creates a visual symbol of Alaska's next chapter as a global airline while remaining rooted in the natural beauty that inspired the airline's name.

The new Aurora Suites will be Alaska’s most elevated onboard product. Here’s what guests can expect:
•An exclusive Aurora Suites check-in and concierge service at Alaska’s Seattle global gateway
•Access to the new Aurora Lounge in Seattle, designed to give Aurora Suites guests a more elevated and seamless preflight experience
•Some of the industry’s most spacious suites, with a fully lie-flat bed, privacy doors on the 787s, direct aisle access and convenient storage
•Each suite includes a 19-inch 4K entertainment screen, Bluetooth connectivity, wireless and USB-C charging and AC power
•New premium materials, including softer, more breathable Ultraleather upholstery
•Restaurant-quality dining and amenities that extend the Aurora experience onboard through a curated chef program and on-demand dining
•Lightning-fast Starlink Wi-Fi for Atmos™ Rewards members, complimentary thanks to T-Mobile

Leihōkū Suites: An expanded and enhanced experience on Hawaiian’s A330 fleet

Hawaiian’s fleet of 24 A330 widebody aircraft, which serves destinations in Asia, Oceania and select North America routes, will receive brand-new interiors from the first row to the last beginning in 2028, including 22 enhanced Leihōkū Suites for guests on international business class and domestic First Class flights. Overall, the full cabin will feature about 40 percent premium seating, up from 30 percent today.

Hawaiian’s new premium front-cabin experience will offer Leihōkū Suites guests:
•Access to an exclusive check-in and concierge service in Honolulu and Seattle for a more seamless airport experience
•Direct aisle access, lie-flat seating and privacy doors
•A 19-inch 4K entertainment screen, Bluetooth connectivity, wireless and USB-C charging and AC power

•Curated dining by local chefs with wine pairings designed to support both domestic premium travel and multi-course, premium dining experiences on international routes.
•Hotel-quality bedding and enhanced onboard amenities
•Lightning-fast Starlink Wi-Fi for Atmos™ Rewards members, complimentary thanks to T-Mobile

As part of its broader core guest experience investments, the company is also introducing all-new interiors for the full A330 cabin, including an upgraded inflight entertainment system with 4K screens and Bluetooth connectivity.

"Hawai‘i is our home and a place that leaves a lasting impression on visitors from around the world. We take deep pride in welcoming our guests with genuine hospitality and an authentically Hawaiian experience, making us preferred over any other airline brand for travel to, from and within the islands,” said Hawaiian Airlines CEO Diana Birkett Rakow. “These investments, part of our Kahu‘ewai Hawai‘i Investment Plan, help us take that to the next level to deliver a unique, elevated experience today's travelers seek while continuing to connect our guests with aloha."

Premium Reserve: Expanding premium choice

Designed for guests seeking more room and comfort on longer flights, Premium Reserve seats will be available for purchase next summer and begin rolling out in 2028 on both Alaska and Hawaiian fleets. The new addition completes a four-cabin configuration that offers guests superior choice and value with Aurora Suites or Leihōkū Suites, Premium Reserve, Premium Class and Main Cabin.

What to expect in Premium Reserve:
•There will be 35 Premium Reserve seats on the 787-9 and 787-10 aircraft; 28 Premium Reserve seats on the A330; and 12 on the 737-10 MAX
•A generous 38 inches of pitch and a wider seat than traditional economy
•Enhanced recline and a leg and calf rest for added comfort
•Large tray tables and convenient storage pockets
•A 16-inch 4K OLED entertainment screen with Bluetooth connectivity
•Multiple charging options, including AC power and USB-C charging at every seat
•Premium finishes and materials that create a more elevated onboard environment
•An upgraded dining experience and amenities

Premium Dining: West Coast flavors on Alaska and Island-inspired meals on Hawaiian

Dining is one of the clearest expressions of Aurora’s Seattle roots and Pacific Northwest identity. Alaska has partnered with celebrated Seattle chefs Renee Erickson and Brady Ishiwata Williams to bring local flavors to guests traveling between Seattle and the world.

Chef Erickson will create menus for Alaska's European routes, including London, Rome and, beginning in spring 2027, Athens and Paris. James Beard Award-winning chef Williams will expand his culinary program with Alaska to routes across Asia from Seattle. All international guests will enjoy a sophisticated welcome service featuring a cheese and charcuterie board, a refined interpretation of Alaska's iconic Signature Fruit & Cheese Platter. Alaska will also introduce a new international wine program.

Food and beverage remain central to Hawaiian’s Mea Ho‘okipa (“I am host”) inflight service and the Leihōkū experience, bringing the flavors and stories of Hawaiʻi into every journey. Hawaiian Airlines Executive Chef Dell Valdez will continue to shape menus for Hawaiian’s Leihōkū Suites and First Class cabins with dishes inspired by local ingredients and culinary traditions, complemented by thoughtfully selected wine pairings.

This summer, Hawaiian extended that approach with the launch of a chef-driven Main Cabin pre-order dining program on most flights between Hawai‘i and the U.S. continent, developed with Maui-based chef and James Beard Award finalist Sheldon Simeon. The program gives guests more choice while bringing more of Hawaiʻi’s local flavors, ingredients and food traditions onboard, in addition to a full suite of locally-sourced products featured onboard.

A world-class Seattle lounge for Alaska’s global future

At Alaska’s hometown hub and global gateway in Seattle, Aurora comes to life as soon as guests arrive at the airport, where they will have exclusive access to a dedicated Suites check-in service. Designed to reflect Alaska’s hospitality and a Pacific Northwest vibe, the new Alaska Lounge and Aurora Lounge will feature two connected spaces for domestic and international travelers, creating moments of calm, discovery and care with world-class hospitality.

Located at the newly expanded C Concourse, the nearly 41,000-square-foot space will become Seattle’s largest lounge and one of the largest in the country when it opens in late 2027. It will feature:
•A 500-seat Alaska Lounge on the main level welcoming travelers who can currently access the Lounge under existing policies
•A 200-seat Aurora Lounge for Aurora Suites guests traveling on intercontinental flights
•Outdoor patio with a fireplace
•Private work pods
•Locally sourced food and beverage offerings, including seasonal menus, a pizza oven, coffee lab and fresh pastries
•Three premium bar areas across two floors, offering craft cocktails, curated wines and beers from select local breweries
•Exclusive to the Aurora Lounge: Private shower suites; wellness spaces; and chef-prepared, made-to-order cuisine, à la carte dining and tableside service

A new Hawaiian Airlines Lounge in Honolulu

Hawaiian will open a nearly 13,000-square-foot Lounge at the entrance of the Mauka Concourse in Terminal 1 in Honolulu in early 2028. The premium lounge will seat approximately 200 guests who will enjoy a more elevated preflight experience and Hawaiian’s warm hospitality on the ground. The Hawaiian Lounge will feature:
•Access similar to The Plumeria Lounge, including guests traveling in the Leihōkū Suites
•Locally-inspired food and beverages
•A signature local coffee experience
•A full-service bar with specially crafted cocktails
•Private workspaces
•Artwork and installations by local artists

In addition to a growing Lounge portfolio in Seattle and Honolulu, a new 14,000-square-foot Alaska Lounge will open in San Diego in 2028 – further strengthening the company’s presence in key West Coast markets.

Together, these investments across Alaska Airlines and Hawaiian Airlines advance Alaska Accelerate by strengthening the airline’s global platform through expanded premium offerings, a more valuable Atmos™ Rewards program and a broader network of destinations and partners.

Learn more about these milestone moments and stay on top of updates at alaskaair.com, hawaiianairlines.com and news.alaskaair.com.

About Alaska, Hawaiian and Horizon
Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia, the Pacific and Europe. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska and Hawaiian are members of the oneworld alliance. Members of our Atmos Rewards loyalty program can earn and redeem points with oneworld airlines and our additional global partners that serve over 1,100 worldwide destinations. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”